UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2008
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 7, 2008, we entered into an agreement to acquire all of the stock of INBONE Technologies, Inc., for approximately $24 million in cash, potential additional cash payments over the next two years of a minimum of $3.7 million based upon sales growth of the acquired products, and a potential cash payment of $10 million upon meeting an operational objective within the next four years. Approximately $3.5 million of the initial purchase price will be placed into an escrow account to provide for indemnification against specified potential liabilities.
Closing of the acquisition is subject to approval by the shareholders of INBONE Technologies, Inc., and certain other customary conditions, and is expected to occur in the latter part of the first quarter of 2008 or early part of the second quarter of 2008.

Item 9.01.	Exhibits.
(c) Exhibits.

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on March 7, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 13, 2008

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on March 7, 2008.

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